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                                                                    EXHIBIT 23.1

CONSENT OF ARTHUR ANDERSEN

As Independent Public Accounts, we hereby consent to the incorporation by reference of our reports dated September 29, 2000 for Home Security International, Inc appearing in this Form 10K into Home Security International, Inc's previously filed registration statements on Form S-1 (No. 333-59421) and Form S-8 (No. 333-68445)


/s/ Arthur Andersen
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Arthur Andersen
September 29, 2000
Sydney, Australia